FORM OF A PROJECT LLC OPERATING AGREEMENT

RESTRICTIVE LEGEND

THE LLC MEMBERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES DEPARTMENT OF THE STATE OF __________ OR ANY OTHER STATE. THE LLC MEMBERSHIP INTERESTS HAVE BEEN ISSUED PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS. THERE IS NO PRESENT PUBLIC MARKET FOR THE LLC MEMBERSHIP INTERESTS, NOR WILL ANY SUCH MARKET EVER DEVELOP FOR THE TRADING OF SUCH INTERESTS. INTERESTS MAY NOT BE SOLD OR TRANSFERRED (EXCEPT BY THE OPERATION OF LAW) IN THE ABSENCE OF EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR AN OPINION OF A LEGAL COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

___________________________, LLC

an ___________ Limited Liability company

Dated as of _______________, 201__

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Table of Contents

SECTION 1. Formation of Limited Liability Company	1
SECTION 2. Name	1
SECTION 3. Definitions	1
SECTION 4. Business of the Company	5
SECTION 5. Term	5
SECTION 6. Principal Place of Business	5
SECTION 7. Registered Agents; Registered Offices	5
SECTION 8. Capital Contributions; No Withdrawal or Resignation	5
(a) Capital Contributions of New Members	5
(b) Additional Capital Contributions of Original Members	6
(c) Deficit Balance; Interest	6
(d) Withdrawal and Resignation; Return of Capital Contribution	6
SECTION 9. Distributions	6
SECTION 10. Allocation of Income and Losses	7
(a) Allocations	7
(b) Change in Membership Interests	7
(c) Qualified Income Offset	7
(d) Special Rules	8
(e) Allocations of Non-Recourse Liabilities and Minimum Gain Chargeback	8
SECTION 11. Withholding	8
SECTION 12. Books, Records and Accounting	8
(a) Books and Records	8
(b) Fiscal Year; Accounting	8
(c) Reports	8
SECTION 13. Company Funds	8
SECTION 14. Management	9
(a) Manager	9
(b) Resignation	9
(c) Removal	9
(d) Limitations on Powers	9
(e) Compensation	9
SECTION 15. Meetings	9
(a) Meetings of Members	9
(b) Consent of Members	10
SECTION 16. Voting	10
(a) Members	10
(b) Voting	10
(c) Actions Requiring Approval	10
SECTION 17. Limitation of Liability and Indemnification	10
(a) Limitation of Liability	10
(b) Indemnification	11
(c) Expenses	11
(d) Not Exclusive	11
SECTION 18. Transferability	12
(a) Restrictions on Transfer	12
(b) Right of First Refusal	12
(c) Assignee	12
(d) Additional Restrictions on Transfers	12
(e) Obligations and Rights of Assignees	13
(f) Transfers on Death or Permanent Disability	13
(g) Disassociation	14
(h) Additional Members	15
SECTION 19. Winding Up and Distribution of Assets	15
(a) Dissolution	15
(b) Winding Up	15
(c) Distribution of Assets	15
SECTION 20. Subscription Agreement	16
(a) Representations and Warranties by the Members	16
(b) Power of Attorney	18
SECTION 21. Conflict of Interest	19
(a) Members	19
(b) Manager	19
(c) Agreement; Counsel	19
SECTION 22. Taxation	20
(a) Status of the Company	20
(b) Tax Elections	20
(c) Company Tax Returns	20
(d) Tax Audits	20
SECTION 23. Miscellaneous	21
(a) Governing Law	21
(b) Inspection of Records	21
(c) Binding Effect	21
(d) Pronouns and Number	21
(e) Enforceability	21
(f) Counterparts	21
(g) Notices	22
(h) Facsimile Signatures	22
(i) Reliance Upon Books, Reports and Records	22
(j) Entire Agreement; Amendment	22
(k) Waiver	22
(l) Section Titles	22
(m) Further Assurances	22
(n) Third Parties	22
EXHIBIT “A” - Members	24
EXHIBIT “B” - Legal Description	25
EXHIBIT “C” - Operating Budget	26

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LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

7820 MADISON LLC, LLC

This Limited Liability Company Operating Agreement (this “Agreement”) of ____ LLC, is made and effective as of this __-th day of ______ 2015, by and among the person set forth on the Membership Schedule attached hereto and made a part hereof (individually, a “Member” and collectively, the “Members”).

WHEREAS, ___, LLC (the “Company”) will acquire the land located at _____ Madison Street, _______, IL commonly known as ________, the legal description of which is attached hereto as Exhibit B (the “Property”);

WHEREAS, the Members have agreed to make capital contributions as specified in the attached Exhibit A, whether in the form of money, expertise, time, loans and otherwise to acquire title to the Property and to carry out the purposes of the Company;

WHEREAS, the Members desire to state their respective rights, duties, obligations, and responsibilities as well as the division of potential profits, losses and cash flow resulting from the operation of the Company.

NOW THEREFORE, in consideration of the promises (which are incorporated into and deemed to be an integral part of this Agreement) and the representations, warranties and covenants herein contained, the Members do hereby execute and deliver this Agreement and hereby agree as follows:

SECTION 1. Formation of Limited Liability Company. The Company has been organized as an Illinois limited liability company by the filing of Articles of Organization (“Articles”) with the Secretary of State of ____ under and pursuant to the ___ Limited Liability Company Act (as amended from time to time, the “Act”) and the issuance of a Certificate of Organization for the Company by the Secretary of State of ____ on ___ 13, 201_. The rights and duties of the Members shall be as provided in the Act, except as modified by this Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended according to its terms. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way as to validate any provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

SECTION 2. .Name. The business of the Company shall be conducted under the name “_______, LLC”.

SECTION 3. Definitions. For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings.

“Act” means the Illinois Limited Liability Company Act, as amended from time to time.

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“Addendum” means a schedule attached to this Agreement from time-to-time reflecting the interests of the Members in the Company.

“Adjusted Unit Allocation(s)” means the portion of the Capital Contribution allocated to each Unit, less previous distributions of Net Cash Proceeds, if any, with respect to such Unit.

“Agreement” means this Limited Liability Company Agreement, as amended, modified or supplemented from time to time.

“Capital Account” means, with respect to each Member, the account established on the books and records of the Company for such Member. Each Member’s Capital Account shall initially equal the value of the Capital Contribution to the Company made by the Member as set forth on Exhibit “A” attached hereto. During the term of the Company, each Member’s Capital Account shall be (i) increased by the amount of (w) income and gain allocated to the Member and (x) any cash or property subsequently contributed by the Member to the Company, and (ii) decreased by the amount of (y) loss and deduction allocated to the Member and (z) all cash and property distributed to the Member, and shall otherwise be kept in accordance with applicable United States Treasury Regulations promulgated under Section 704(b) of the Code.

“Capital Contribution” means the total amount of cash or other property contributed to the Company, or services rendered to the Company, by a Member. Contributed property shall be valued at fair market value, net of any liabilities assumed to which the contributed property is subject.

“Class A Member(s)” means voting Member(s) which are also Manager(s) of the Company. Class A Members are entitled to the Class A Member Return. Class A Members shall have all of the voting rights in the Company.

“Class A Member Return” means that amount equal to the ____ percent (__%) of the net profits of the Company.

“Class B Members” means the holders of non-voting membership interests in Company and are entitled to a Class B Member Return.

“Class B Member Return” means that amount equal to the ____ percent (__%) of the net profits of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding law.

“Exiting Member” means Class B Member that chooses to exit Company in the event other Class B Members or Member expresses the desire not sell Property.

“IRS” means the United States Internal Revenue Service or any successor entity.

“Majority Interest” means more than __% of all Membership Interests.

“Manager” means the Person(s) designated by or any Person(s) elected by the Members to manage the Company in accordance with Section 14, which Person(s) may be a Class-__ Member or a person related to a Class-__ Member.

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“Member” means any Person with a Membership Interest in the Company including the original Members as of the date hereof and any other Person who becomes a Member.

“Membership Interests” means the Members’ ownership interest in the Company. Membership Interest means the interest of a Member in the Company.

“Net Cash Proceeds” means the sum of gross receipts from business operations, all investment income and investment gain of the Company and all other cash received by the Company except the Capital Contributions, all without double counting; decreased by the sum of disbursements of the Company for operating expenses, expenditures for capital investments and reinvestments, interest and principal payments on indebtedness, and any expense.

“Person” means any individual, corporation, partnership, association, limited liability company, trust, estate or other enterprise of entity.

“Secretary” means the Secretary of State of ___________.

“Tax Distributions” means the amount of federal and state income taxes reasonably estimated to be imposed on a Member due to allocation of Company tax items to such member.

“Treasury Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

SECTION 4. Business of the Company. The purpose of the Company is to acquire the Property, improve the Property, erect multi-family real estate structures at the Property, manage the Property and, sell the Property, and to carry on any other lawful business, purpose or activity for which limited liability companies may be formed in accordance with the Act. However, any material change or addition to the Business shall require consent of a Majority Interest.

SECTION 5. Term. The term of the Company shall begin upon the filing of the Articles of Organization with the Secretary and shall continue until the earlier of (a) ____, 20__, or (b) the date as of which the Company is dissolved in accordance with this Agreement or law.

SECTION 6. Principal Place of Business. The principal place of business of the Company shall be located at _____________. The Manager may, from time to time, change the principal place of business of the Company or establish additional places of business of the Company.

SECTION 7. Registered Agents; Registered Offices. The registered agent for the service of process shall be _______, the registered office shall be _____________. The Manager may, from time to time, change the registered agents or offices through appropriate filings with the Secretary.

SECTION 8. Capital Contributions; No Withdrawal or Resignation.

(a). Capital Contributions of Members. Each Member has made or will make a capital contribution to the Company as set forth opposite such Member’s name on Exhibit “A” attached hereto and shall receive a Membership Interest equal to the proportion which such Member’s Capital Contribution bears to the Capital Contribution of all Members. The Manager may not accept contributions from Members without further approval of a Majority in Interest.

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(b). Additional Capital Contributions of Original Members. From time-to-time, the Manager may determine that the Company requires additional capital and may request in writing that the Members make additional Capital Contribution(s) to the Company. No Member shall be required to make any such additional Capital Contribution. Each Member’s proportionate share of any such additional capital call is equal to the total amount of additional Capital Contributions requested multiplied by such Member’s then percentage interest. If a Member elects not to contribute its proportionate share of such additional Capital Contribution within ten (10) days of its due date, such Member shall be deemed a “non-contributing Member” and its proportionate share of the additional Capital Contribution shall be deemed the “unsubscribed amount.” The contributing Members shall have the right (but not the obligation) to contribute the unsubscribed amount (pro-rata, in proportion to such Member’s then percentage interest in relation to the percentage interest of all contributing Members electing to contribute the unsubscribed amount). If any Member elected not to contribute its proportionate share of such additional Capital Contribution pursuant to this section, after the Company receives all or any portion of the additional Capital Contribution from any Member, the Manager shall cause the Capital Accounts of the Members to be revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and (g) to reflect the fair market value of the Company immediately prior to the Capital Contributions. Thereafter, the additional Capital Contributions of each Member shall be added to the Capital Account of the contributing Member and be added to the overall fair market value of the Company. Each Member’s Membership Interest will then be determined by such Member’s Capital Account balance divided by the post-contribution fair market value of the Company. Should this Section 3.2(b) be implemented, the Manager shall amend Schedule A accordingly. Notwithstanding the foregoing, in the event the Members fail to contribute all of the requested additional Capital Contribution pursuant to this section, the Manager may admit a Person(s) acceptable to the Manager as an additional Member of the Company for such consideration as the Manager shall determine in good faith (which shall not be greater than the amount not contributed pursuant to this section, provided that such additional Member complies with all the requirements of a transferee hereunder.

(c). Deficit Balance; Interest. No Member has any obligation to restore a deficit balance in such Member’s Capital Account or to make any contributions to the Company in order to restore such deficit balance. No Member shall be paid interest on any Capital Contribution.

(d). Withdrawal and Resignation; Return of Capital Contribution. No Member shall be entitled to withdraw or resign as a Member or to receive any part of such Member’s Capital Contribution or any distribution from the Company in connection therewith except as provided in this Agreement.

SECTION 9. Distributions. Net Cash Proceeds shall be distributed among the Members as set forth below. The distributions contemplated by this section are separate and apart from regular compensation paid to any employee or agent of the Company in the ordinary course of business, and nothing herein contained shall be deemed to affect or modify the Company’s obligations to pay such regular compensation to any such employees or agents even if such employees or agents are also entitled to distributions under this Section 9. The Manager may make Tax Distributions before each date when federal and state taxes are due, which shall be credited against distributions of Net Cash Proceeds. Distributions of Net Cash Proceeds from any sale or refinancing of the Property shall be made within sixty (60) days of the closing of such transaction.

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Distributions of Net Cash Proceeds from any sale or refinancing of the Property, shall be made to the Members in the following manner:

(i). First, all cash contributions of capital shall be returned to the Members in proportion to their cash capital contribution to the total cash capital contribution to the Company;

(ii). Second, to Class A Members Return and Class B Members Return in equal shares pro rata to their respective Membership Interests.

SECTION 10. Allocation of Income and Losses.

(a) Allocations.

(i). Items of loss, deduction, and credit to be allocated among the Members shall be allocated in proportion to and in the amount of their respective positive Capital Account balances, if any; and thereafter, to the Members in proportion to their Membership Interests.

(ii) Items of income and gain to be allocated among the Members shall be allocated in proportion to their respective Membership Interests; except that if different, income shall be allocated among all the Members in proportion to their respective share of the total of distributions for the taxable year and the aggregate amount of prior years’ distributions and losses for which income was not previously allocated.

(b). Change in Membership Interests. If there is a change in any Member’s Membership Interest during any year, allocations among the Members shall be made in accordance with their Membership Interests in the Company from time to time during such year, in accordance with Section 706 of the Code using the closing-of-the-books method, except that depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire year during which the corresponding asset is owned by the Company for the entire year, and over the portion of a year after such asset is placed in service by the Company if such asset is placed in service during the year.

(c). Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, and after giving effect to the allocations required under Sections 10(a) and 10(d) hereof, such Member has a Capital Account deficit, items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, its Capital Account deficit created by such adjustments, allocations or distributions as quickly as possible.

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(d). Special Rules.

(i). If any Company asset has a book value different than its adjusted tax basis to the Company for federal income tax purposes (whether by reason of the contribution of such property to the Company, the revaluation of such property hereunder or otherwise), allocations of income, gain, loss, deduction, credit and tax preference under this Section 10 with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its book value in the manner prescribed by Section 704(c) of the Code or the principles set forth in Section 1.7041(b)(2)(iv)(g) of the Treasury Regulations, as the case may be, using the traditional method without curative or remedial allocations.

(ii). Items of income, gain, loss, deduction, credit and tax preference for state and local income tax purpose shall be allocated to and among the Members in a manner consistent with the allocation of such items for federal income tax purposes in accordance with the foregoing provisions of this Section 10.

(e). Allocations of Non-Recourse Liabilities and Minimum Gain Chargeback. Allocations attributable to non-recourse liabilities shall be made consistent with Section 10(a) hereof and Section 1.704-2 of the Treasury Regulations including the minimum gain chargeback requirement of Section 1.704-2(1) of the Treasury Regulations.

SECTION 11. Withholding. The Company is authorized to withhold from distributions to be made to a Member, or with respect to allocations to a Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law. Any amounts so withheld shall be treated as distributed to such Member pursuant to this Section 11 for all purposes of this Agreement and shall be offset against the net amounts otherwise distributable to such Member. The Company may also withhold from distributions that would otherwise be made to a Member, and apply to the obligations of such Member, any amounts that such Member owes to the Company. In addition, any tax imposed upon the Company resulting from the Membership Interest of any Member, such as the Illinois Replacement Tax, shall be treated as a distribution to such Member and shall reduce future distributions of Net Cash Proceeds to such Member.

SECTION 12. Books, Records and Accounting.

(a). Books and Records. The Company shall maintain complete and accurate books and records or the Company’s business and affairs in accordance with generally accepted accounting principles, consistently applied. The books and records shall be maintained at the principal place of business of the Company and shall be accessible to the Members in accordance with the Act.

(b). Fiscal Year; Accounting. The Company’s fiscal year shall be the calendar year. The accounting methods and principles to be followed by the Company shall be selected from time to time by the Manager.

(c). Reports. The Company shall provide to the Members reports concerning the financial condition and results of operation of the Company and the Members’ Capital Accounts within ninety (90) days after the end of each fiscal year.

SECTION 13. Company Funds. The funds of the Company shall be deposited in such bank or other financial institution account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Manager. All withdrawals from any such bank accounts shall be made only by the Manager or by an individual duly appointed by the manager.

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SECTION 14. Management.

(a). Manager. The business of the Company shall be managed by or under the authority of the Manager. A Manager shall be elected by the Majority Interest at such time as a vacancy for any reason shall occur and shall serve until a successor is elected or qualified or until, in the case of his/her/its resignation, removal, or in the case of an individual, his/her earlier death. If no Manager is acting at any time, a Majority Interest shall perform any functions of the Manager under this Agreement. The Manager may from time to time appoint Persons to act on behalf of the Company and may hire employees and agents and appoint officers to perform such functions as from time to time shall be delegated to such employees, agents, and officers by the Manager. The Manager may from time to time determine the compensation of any employees, agents and officers of the Company or may delegate some or all compensation decisions to officers or employees of the Company. The initial Manager of the Company shall be _______.

(b). Resignation. The Manager may resign at any time by giving written notice to all Members.

(c). Removal. The Manager may be removed with cause by the affirmative vote of a Majority Interest.

(d). Limitations on Powers. The Manager shall not have any power, right or authority to take any action requiring Member approval as set forth in Section 16 in the absence of the requisite Member approval.

(e). Compensation.

(i) The Manager shall also be reimbursed by the Company for reasonable out-of-pocket expenses incurred by the Manager on behalf of the Company.

SECTION 15. Meetings.

(a). Meetings of Members. An annual meeting of Members for the transaction of such business as may properly come before the meeting may be held on such date and at such time and place as the Manager shall determine. In lieu of an annual meeting, a Majority In Interest of the Class A Members may consent to any action proposed by the Manager without necessity of a meeting. Nothing herein shall be deemed to require the Company to hold an annual meeting. Special meetings of Members for any proper purpose may be called at any time by any Member or Members whose Class A Membership Interest(s) equal or exceed 50% or by the Manager. Members may participate in any meeting through the use of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. The Company shall give written notice of the date, time, place and purpose of any meeting to all Members at least ten (10) days and not more than sixty (60) days prior to the date fixed for the meeting. Notice may be waived by any Member.

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(b). Consent of Members. Any action required or permitted to be taken at any annual or special meeting of Members may be taken by a written consent without a meeting, without prior notice and without a vote. The written consent shall set forth the action so taken and shall be signed by Class A Members having not less than the minimum number of votes that would be necessary to authorize or take such a action at a meeting at which all Class A Members entitled to vote thereon were present and voting. Prompt notice shall be given to all Class A Members who did not sign the written consent of any action taken pursuant to a written consent if the written consent is signed by less than all of the Class A Members.

SECTION 16. Voting.

(a). Members. Except as otherwise provided herein, in the Articles or the Act, the affirmative vote or written consent of a Majority Interest shall decide all matters properly brought before the Members; provided, however, that the Class B Members shall not have the right to vote on any matters arising under this Agreement or under applicable law.

(b). Voting. Class A Members may vote either in person or by written proxy or consent signed by the Member or by his duly authorized attorney in fact.

(c). Actions Requiring Class A Members and Class B Members Super-Majority Approval.

Notwithstanding any other provision of this Agreement, the affirmative vote or written consent of a ___Percent (__%) in interest of all Members shall be required to approve the following matters:

(i). the dissolution or winding up of the Company;

(ii). the merger or consolidation of the Company;

(iii) the sale, exchange, mortgage, pledge, encumbrance, lease or other disposition or transfer of all or substantially all of the assets of the Company;

(iv). the declaration of any payment or distributions other than as provided for herein;

(v). amendments to this Agreement; and

(vi). any other act that would make it impossible for the Company to continue to operate its business.

SECTION 17. Limitation of Liability and Indemnification.

(a). Limitation of Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager.

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(b). Indemnification. The Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) by reason of the fact that such Person is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liabilities, expenses (including, without limitation, attorneys’ fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (a) that the Person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or (b) with respect to any criminal action or proceeding, that the Person had reasonable cause to believe that his or her conduct was unlawful. “Other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to serving at the request of the Company shall include, without limitation, any service as a member, manager, officer, employee or agent of the Company or any other entities in which it has an ownership interest which imposes duties on, or involves services by, such member, manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(c). Expenses. Expenses (including, without limitation, attorneys’ fees and expenses) incurred by a Member, Manager, officer, employee or agent of the Company in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Member, Manager, officer, employee or agent to repay such amount if it shall ultimately be determined that such Member, Manager, officer, employee or agent is not entitled to be indemnified by the Company under this Section 17 or under any other contract or agreement between such Member, Manager, officer, employee or agent and the Company.

(d). Not Exclusive. The indemnification and advancement of expenses provided by this Section 17 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of Members or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Member, Manager, officer, employee or agent and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such a Person.

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SECTION 18. Transferability

(a). Restrictions on Transfer. No Member shall assign, sell, transfer or pledge or otherwise encumber its Membership Interest, or any portion thereof, except in accordance with this Section 18. Any attempted transfer of a Membership Interest, or any part thereof, not in compliance with this Section 18 is null and void as of the date of such attempted transfer. A Member may sell his Membership Interest with the consent of a Majority in Interest.

(b) Right of First Refusal.

(i). In the event a Member desires to dispose of his or her Membership Interest and receives a bona fide offer therefor, he or she shall give written notice thereof to the Company and shall include a copy therewith of the bona fide offer. The Manager shall immediately give written notice to the other Members of the proposed sale and shall call a meeting of all of the Members to be held within ten days after receipt by the Company of the notice of offer. The Company shall have the right of first refusal for 30 days after receipt of the written notice, exercisable by the consent of a Majority Interest, to purchase the Membership Interest, at the price and upon the terms contained in the written offer. The right of first refusal shall be exercised within such 30 day period by the Company giving notice to the Member desiring to sell his Membership Interest.

(ii). In the event the right of first refusal is not exercised by the Company, the Member may sell his Membership Interest only with the consent of a Majority Interest.

(c). Assignee. No assignee shall become a substituted Member or have any of the rights of a Member, except that an assignee shall be entitled to receive the share of profits and losses of the Company, the return of Capital Contributions and any other payments to which his assigning Member would have been entitled. The assignee of a Member’s Membership Interest, or any portion thereof, may be admitted to the Company as a substituted Member in the place and stead of, or together with, as the case may be, the Member who has assigned or transferred all or part of his Membership Interest upon satisfaction of all of the following conditions:

(i). A duly executed and acknowledged written instrument of assignment must be filed with the Company.

(ii). The assignor and the assignee must execute and deliver such other instruments as the Manager may deem necessary or desirable to effect such admission, including acceptance of and agreement by the Assignee to be bound by the provisions of this Agreement.

(iii). The written consent of a Majority in Interest to such substitution, the granting or denial of which shall be within the sole discretion of each such Class A Member.

(iv). The Assignee shall pay all reasonable expenses and counsel fees incurred by the Company in connection with the transaction.

(d). Additional Restrictions on Transfers.

(i). No sale, transfer or exchange of a Membership Interest or any portion thereof may be made if such transaction would, in the opinion of counsel for the Company, result in the termination of the Company for federal income tax purposes pursuant to Code Section 708 and the Regulations promulgated thereunder; provided, however, that such sale or exchange may be made if, prior to the date thereof, a favorable private letter ruling addressed to the Company has been received upon the application and at the expense of the Member desiring to sell or exchange his Membership Interest in the Company to the effect that the proposed sale or exchange will not so terminate the Company.

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(ii). No Membership Interest or any portion thereof may be sold, transferred, exchanged or otherwise disposed of in the absence of either an effective registration statement covering such Membership Interest under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Members that registration is not required under the Securities Act of 1933, or under the laws of any State and, if requested by the Members, a letter in form and content satisfactory to the Members’ of the investment intent with which such Membership Interest was acquired by the transferee thereof.

(e) Obligations and Rights of Assignees.

(i). Each Person who acquires any Membership Interest (or any portion of any Membership Interest) as an assignee or substituted Member in any manner whatsoever, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such Membership Interest to have agreed to be subject to and bound by all of the terms, conditions and obligations of this Agreement that any predecessor in interest of such Person was subject to or bound by, except that no Person who is a successor to a Member’s Membership Interest shall be subject to or liable for his predecessor’s obligations as a Member, unless he shall agree thereto in writing.

(ii). Any Person acquiring any Membership Interest (or any portion of any Membership Interest), shall have only such rights of a Member as provided for in this Agreement; and, without limiting the generality of the foregoing, such Person shall not have any right to partition of the Company’s assets or to have the value of his Membership Interest ascertained or receive the value of such Membership Interest, or, in lieu thereof, profits attributable to any right in the Company, except as herein set forth.

(iii). Notwithstanding anything set forth in this Agreement to the contrary, an assignee shall be entitled to receive only the Class A Member Disposition Return, the Class B Member Disposition Return, the management compensation set forth in this Agreement and the return of Capital Contributions to which the assigning Member otherwise would be entitled. An assignee shall have no right to participate in the management of the Company or to vote on any matter voted on by the Members.

(f). Transfers on Death or Permanent Disability.

(i). Upon the death or permanent disability of a Member, the Company shall thereupon have the option to purchase the Membership Interest owned by the deceased or disabled Member (hereinafter referred to as the “Terminating Member”) and the person responsible for the assets of the Terminating Member shall sell and assign the same.

(ii). The purchase price for the Membership Interest shall be the fair market value of the Membership Interest as agreed to by the Company and the party required to sell the Membership Interest, and shall be paid by cashier’s or certified check. If the parties cannot agree upon the fair market value of the Membership Interest of a Terminating Member pursuant to this Section 18(f)(ii) within 30 days after the date of death or disability of the Terminating Member, then either the seller or the Company may (at any time thereafter) notify the other of the appointment of an appraiser for determining such fair market value, and the recipient of such notice shall likewise appoint an appraiser by notice within 15 days after the receipt of the notice designating the first appraiser. The two appraisers shall jointly appoint a third appraiser, and the three appraisers shall each make an independent appraisal of the fair market value of the Membership Interest to be appraised. The average of the two appraisals closest in value to each other shall be the fair market value of the Membership Interest, and the third appraisal will be disregarded.

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(iii). The option shall be exercised, if at all, by a written notice given to the person responsible for the assets of the Terminating Member at any time within 30 days after the date of death or determination of permanent disability. If the Company does not exercise the option granted pursuant to this Subsection 18(f), the person responsible for the assets of the Terminating Member may retain the Membership Interest in the case of a disabled Member or transfer the Membership Interest in accordance with the desires of the Terminating Member in the case of either death or disability, provided, however, that the transferee of the Membership Interest (if not a Member prior to the transfer) shall be an assignee and not a substituted Member unless otherwise agreed to by a Majority In Interest as provided in Section 18(b)(ii) hereof. In all events the Membership Interest and any assignee or substituted Member who receives the Membership Interest shall remain subject to the terms and conditions of this Agreement.

(iv). For purposes of this Section 18(f), permanent disability shall mean any mental or physical disability or incapacity of a Member which prevents the Member from substantially attending to his duties and obligations for a period in excess of 180 days.

(g). Disassociation. A Person shall cease to be a Member upon the happening of any of the following events:

(i). The withdrawal or retirement of such Member with the consent of a Majority In Interest;

(ii). The bankruptcy of such Member;

(iii). In the case of a Member who is a natural person, (a) the death of the Member; (b) the entry of an order by a court of competent jurisdiction adjudicating such Member incompetent to manage the Member’s estate; or (c) his or her divorce;

(iv). In the case of a Member who is a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

(v). In the case of a Member that is an entity other than a corporation, the dissolution and commencement of winding up of such entity; or

(vi). In the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; provided, however, that if the corporation is dissolved involuntarily and is reinstated retroactively to the date of involuntary dissolution, the corporation shall upon reinstatement become a Member. During the period from its dissolution to its reinstatement such corporation or its successor in interest shall be an assignee.

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(h). Additional Members. A Person, including, without limitation, an assignee of a Membership Interest, shall be admitted as a Member only upon (i) the written consent of a Majority in Interest, which consent may be granted or withheld in the sole and absolute discretion of the Class A Member whose consent is required hereby and (ii) the execution by such Person of this Agreement. Until the assignee of a Membership Interest is admitted as a Member, the assignor shall continue to be a Member.

SECTION 19. Winding Up and Distribution of Assets.

(a). Dissolution. The Company shall be dissolved and terminated upon the happening of the first to occur of any of the following events:

(i). the expiration of the term of the Company;

(ii). the approval or written consent of a Majority In Interest for the dissolution or winding up of the Company;

(iii). the Company is not the surviving entity in a merger or consolidation; and

(iv). judicial dissolution pursuant to the Act.

(b). Winding Up. If the Company is dissolved, the Manager shall wind up the affairs of the Company.

(c). Distribution of Assets. Upon the winding up of the Company, the Manager shall pay or make reasonable provision to pay all claims and obligations of the Company, including all costs and expenses of the liquidation and all contingent, conditional, or unmatured claims and obligations that are known to the Manager but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed in order as follows:

(i). to creditors, including Members in their capacities as creditors, in the order of priority as provided by law;

(ii). pro rata to Class B Members in accordance with their respective positive Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods;

(iii). pro-rata to the Class A Members and Class B Members based on the respective Class A Member Disposition Return and the Class B Member Disposition Return.

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SECTION 20. Subscription Agreement.

(a). Representations and Warranties by the Members. Each Member represents and warrants to the Company and all of its Members, jointly and severally, as follows, which warranties and representations shall survive any acceptance of the subscription and the admission of the Member to the Company:

(i). The Member is purchasing a Membership Interest in the Company without being furnished any offering literature, memorandum or prospectus other than the information set forth in the Agreement;

(ii). The Member has the requisite knowledge to assess the relative merits and risks of an investment in the Company, or has relied upon the advice of a purchaser representative(s) with regard to tax aspects, risks and other considerations involved in the investment;

(iii). The Member’s commitment in its investment in the Company is reasonable in relation to the Member’s net worth;

(iv). If a Class A Member, is qualified to do business in the State of Illinois and is not a non-resident alien, a corporation or other entity which does not file United States tax returns;

(v). If a Class B Member, is considered a resident of the United States for purposes of the United States federal income tax laws and is not a non-resident alien, a corporation or other entity which does not file United States tax returns;

(vi). The Member recognizes that the Company has limited financial or operating history and that an investment in the Company involves substantial risks;

(vii). The Member understands that the Interests cannot readily be sold as there will be no public market and that it may not be possible to otherwise sell or dispose of the Interests. The Member has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and can provide for current needs and possible personal contingencies;

(viii). The Member understands that (i) the ability to transfer Interests will be restricted as set forth in the Agreement, which includes restrictions against transfers unless the transfer is not in violation of the Securities Act of 1933, as amended, or applicable state securities laws (including investment suitability standards); and (ii) that the Majority in Interest has the right, in its sole discretion, to refuse to consent to the assignment of Interests;

(ix). The Member understands that the books and records of the Company will be available for good cause upon reasonable notice for inspection during reasonable business hours at the Company’s place of business;

(x). The Member has not distributed the Agreement to anyone other than his or her purchaser representative, if any, and other personal advisors, and no one other than the Member and its purchaser representative, if any, or other personal advisors has used it;

(xi). The Member acknowledges that the Company, the other Members and the Manager are relying upon the representations of the Member herein in agreeing to its acquisition of a Membership Interest in the Company;

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(xii). The Member is of legal age, is legally competent and, if signing on behalf of a partnership, corporation or trust, is duly authorized to execute this Agreement;

(xiii). The Member recognizes that the Company is a highly speculative venture, involving a high degree of financial risk. The Member is in a financial position to afford to hold the Membership Interests for the permitted under this Agreement, the Member’s financial condition being such that the Member is not presently under (and does not contemplate any future) necessity or constraint to dispose of the Interests to satisfy any existing or contemplated debt or undertaking;

(xiv). The Member confirms that it is acquiring the Membership Interests subscribed for herein solely for the Member’s own account, for investment, and not with a view to the distribution or resale of such Membership Interests;

(xv). If the Member has retained a purchaser representative to advise the Member with respect to this investment, the Member acknowledges receipt of a statement from such representative relating to any past or future relationships between such representative and the Company or affiliated entities;

(xvi). The Member acknowledges that it has been furnished with a copy of the Agreement. The Member acknowledges that it (and its purchaser representative, if any) had an opportunity to make such further investigation of the Company as was deemed appropriate to evaluate the merits and risks of this investment. The Member further acknowledges that it (and its purchaser representative, if any) had the opportunity to ask questions of, and receive answers from the Manager, and persons acting on their behalf and the Company’s behalf, concerning the terms and conditions of the Agreement;

(xvii). The Member recognizes that the securities laws and regulations of certain states, including the state of which the Member is a resident, may impose additional requirements relating to this offering and its purchase of Interests. The Member hereby agrees to execute and to comply with the terms of any additions, supplements or amendments to this Agreement that are required by the Company;

(xviii). The Member understands that no federal or state agency has recommended or endorsed the purchase of the Membership Interests as an investment or passed on the adequacy of the information set forth in Company documents;

(xix). The Member recognizes that the sale of Interests will not be registered under the Securities Act of 1933 or the Illinois or California Securities Act, or any related law or statute of any state, and accordingly that the Membership Interests must be held by the Members under the terms of this Agreement unless they are subsequently registered under the Securities Act or unless, in the opinion of counsel for the Company, a sale, assignment or transfer may be made without registration thereunder;

(xx). The Member acknowledges that neither the Manager nor any person acting on behalf of the Manager offered to sell or sold the Member Interests by means of any form of general solicitation or general advertising, such as media advertising or seminars whose attendees have been invited by any means of general solicitation or advertising;

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(xxi). The Member acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of being a Member of the Company;

(xxii). The Member acknowledges that it has received no representation that a Membership Interest is an appropriate investment for qualified plans, and that the profits of the Company may constitute unrelated business income for tax purposes;

(xxiii). If the Member is a corporation, partnership, association, trust, or unincorporated organization (“Entity”), the Member represents that it (or, if it is a wholly-owned subsidiary, its parent corporation) has not been formed for the specific purpose of making an investment in the Company and that the person(s) signing this Agreement on behalf of the Entity has due authority to execute this Agreement and such instruments or documents on behalf of the Entity as may be reasonably required by the Manager in connection with the purchase of Membership Interests and to thereby legally bind the Entity. The Member further agrees to fully indemnify and hold the Manager, their officers, directors, affiliates and employees, harmless for any and all claims, actions and causes of action whatsoever which may result from a breach or an alleged breach of the representations contained herein;

(xxiv). The Member hereby agrees that the representations and warranties herein set forth shall become effective and binding upon the Member, its heirs, legal representatives, successors and assigns upon the Company’s acceptance hereof in the space below provided.

(b). Power of Attorney. Each Member hereunder, by the execution of this Agreement by such Member or its attorney-in-fact, hereby irrevocably constitutes and appoints the Manager as the true and lawful attorney-in-fact of such Member, with full power and authority in its name, place and stead, to execute and acknowledge under oath, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement including:

(i) All certificates and other instruments (including this Agreement), including any amendments thereof, which the Manager deems appropriate to qualify or continue the Company as a limited liability company under the Act (or a company in which the members will have limited liability comparable to that provided by the Act) or under the laws of any other jurisdiction in which the Company may conduct business, including but not limited to an amendment reflecting the addition to any signatory hereto as a Member or any admission or substitution of other Members, or reflecting the capital contributions may by any signatory hereto or to any other Member, or any other document from time to time to admit a Member to effect the substitution of a Member, or to effect the substitution of any Member’s assignee as a Member;

(ii) All instruments which the Manager deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement;

(iii) All amendments to this Agreement authorized or approved in accordance with the terms of this Agreement;

(iv) All conveyances and other instruments which the Manager deems appropriate to reflect or effectuate the dissolution and termination of the Company; and

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(v) All other instruments, documents or contracts requisite to carrying out the intent and purpose of this Agreement and the business of the Company.

The appointment by all Members of the Manager as attorney-in-fact shall be deemed to be an irrevocable power coupled with an interest in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Manager to act as contemplated by this Agreement and in filing and taking other action by it on behalf of the Company. The foregoing power of attorney shall survive the subsequent death, incapacity, insolvency, dissolution or termination of a Member or the assignment by any Member of the whole or any party of its interest hereunder.

SECTION 21. Conflict of Interest.

(a). Members. No Member shall be required to act hereunder as its sole and exclusive business activity and any Member may have other business interests and engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement in or to any other interests or activities or to the income or proceeds derived therefrom. A Member may transact business with the Company and, subject to applicable laws, has the same rights and obligations with respect thereto as any other Person. No transaction between a Member and the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either the transaction is fair and reasonable to the Company or the percentage or number of disinterested Members as required under this Agreement or applicable law, authorize, approve or ratify the transaction. Any Member or Manager may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether or not similar to or in competition with the business of the Company, and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

(b). Manager. Each Member acknowledges that the Manager has other business interests other than the Company, that it will act as manager on behalf of the Company, and may act as a receiver or mortgagee in possession of the Property, and accordingly, a conflict may exist between the interests of this entity and those of the Company and its Members. Each Member acknowledges that the Manager may engage in competing businesses in which the Company’s business is engaged in. Unless otherwise agreed to, the Manager shall not be required to devote all of its time or business efforts to the affairs of the Company, but shall devote so much of its time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company.

(c). Agreement; Counsel. (i) Each Member acknowledges that Nazar Kashuba prepared this Agreement on behalf of and in the course of its representation of the Company, and that principals of that firm have been representing the Manager and the principals of the Manager with respect to the Company and other unrelated matters; that the Members have been advised that a conflict of interest may exist between their interests and those of the Company and the other Members; that the Member has been advised to and has had the opportunity to seek the advice of independent counsel and tax counsel; and that the Member is not relying on any representations from the Company or its counsel about the tax consequences of this Agreement, if any. The Company, each Member and the Manager hereby acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and each hereby waives any conflict arising out of such representation with respect to the formation of the Company.

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SECTION 22. Taxation.

(a). Status of the Company. The Members acknowledge that this Agreement creates a partnership for federal and state income tax purposes (and only for such purposes), and hereby agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

(b). Tax Elections. The Manager shall, upon the written request of any Member benefitted thereby, cause the Company to file an election under Section 754 of the Code and the Treasury regulations thereunder to adjust the basis of the Company assets under Section 734(b) or 743(b) of the Code and a corresponding election under the applicable sections of state and local law. The Tax Matters Member (as defined in Section 22(d)) shall have the authority to make all other Company elections permitted under the Code, including elections of methods of depreciation.

(c). Company Tax Returns. The Manager shall cause the necessary federal income and other tax returns and information returns for the Company to be prepared. Each Member shall provide such information, if any, as may be needed by the Company for purposes of preparing such tax returns and information returns. The Manager shall deliver to each member within ninety (90) days after the end of each fiscal year a copy of the federal income tax returns for the Company as filed with the appropriate taxing authorities, and upon the written request of any Member, a copy of any state and local income tax return as filed.

(d). Tax Audits.

(i). The Manager shall be the Company’s tax matters Member (the “Tax Matters Member”) with respect to federal income tax audits. If at any time the Tax Matters Member cannot or elects not to serve as the Tax Matters Member, is removed by the Members as the Tax Matters Member or ceases to be a Member, a Majority Interest shall select another Member to be the Tax Matters Member. The Tax Matters Member, as an authorized representative of the Company, shall direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level. The Tax Matters Member shall promptly deliver to each Member a copy of any notice of beginning of administrative proceedings or any report explaining the reasons for a proposed adjustment received from the IRS relating to or potentially resulting in an adjustment of Company items. The Tax Matters Member shall, unless a Majority in Interest consents to the contrary, diligently and in good faith contest any proposed adjustment of a Company item that principally affects the Members at the administrative and judicial levels, including, if appropriate or if requested by a Majority in Interest, appealing any adverse judicial decision, and shall consider in good faith any suggestions made by any Member or its counsel regarding the conduct of such administrative or judicial proceedings. The Tax Matters Member shall keep each Member advised of all material developments with respect to any proposed adjustment that come to its attention, including, without limitation, the scheduling of all conferences and substantive telephone calls with the IRS. Each Member shall be entitled, at its own expense, to attend all meetings with the IRS and to review in advance any material written information (including, without limitation, any pleadings, memoranda or similar items) to be submitted to the IRS. Without first obtaining the consent of a Majority in Interest, the Tax matters Member shall not, with respect to any proposed adjustment of a Company item that materially and adversely affects any Member, (A) enter into a settlement agreement that purports to bind Members other than the Tax Matters Member (including, without limitation, any stipulation consenting to an entry of decision by any tax court), or (B) enter into an agreement or stipulation extending the statute of limitations.

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(ii). The Company shall promptly deliver to each Member a copy of all notices, communications, reports or writings of any kind with respect to income or similar taxes received from any state or local taxing authority relating to the Company that might materially and adversely affect each Member, and shall keep such Members advised of all material developments with respect to any proposed adjustment of Company items that come to its attention.

(iii). Each Member shall continue to have the rights described in this Section 22(d) with respect to tax matters relating to any period during which it was a Member, whether or not it is a Member at the time of the tax audit or contest.

SECTION 23. Miscellaneous.

(a) Governing Law. This Agreement and any controversies, claims or arbitration hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflict of law rules.

(b). Inspection of Records. Each Member shall have the right, upon reasonable prior notice delivered to the Manager, during the normal business hours of the Company to inspect and copy, at the expense of such Member, any of the Company’s records required to be kept at the Company’s principal place of business pursuant to this Agreement, to obtain true and full information regarding the state of the business and financial condition of the Company, and obtain an accounting of the affairs of the Company whenever circumstances render it just and reasonable.

(c). Binding Effect. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

(d). Pronouns and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

(e). Enforceability. If any provision of this Agreement, or the application of the provision to any Person or circumstance shall be held invalid, the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those with respect to which it is held invalid, shall not be affected thereby.

(f). Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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(g). Notices. Any notices permitted or required under this Agreement shall be deemed to have been given when delivered in Person or by courier or overnight delivery service, or by confirmed telecopy or three (3) days after being deposited in the United States mail, postage prepaid, and addressed to the Company at its principal place of business and to any Member at the address reflected on the books and records of the Company.

(h). Facsimile Signatures. The facsimile signature of any Member may be used at all times and for all purposes in place of an original signature.

(i). Reliance upon Books, Reports and Records. Unless he has knowledge concerning the matter in question which makes his reliance unwarranted, each Member shall, in the performance of his duties hereunder, be entitled to rely on information, opinions, reports or statements, including, without limitation, financial statements and other financial data, if prepared or presented by one or more employees of the Company or by legal counsel, accountants or other Persons as to matters such Member reasonably believes to be within such Person’s professional or expert competence.

(j). Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes all prior understandings or agreements between the parties with respect to such matters. This Agreement, including all schedules hereto, may only be amended, modified or supplemented by written agreement of at least two-thirds in Interest of the Members who are (or have become) parties to this Agreement.

(k). Waiver. No failure by any Member to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(l). Section Titles. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

(m). Further Assurances. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement. Each member shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Manager deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

(n). Third Parties. Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than a Member or the Company any legal or beneficial or other equitable right, remedy or claim under or in respect of this Agreement, any covenant, condition, provision or agreement contained herein or the property of Company.

(o). Title to Property; No Partition. Title to the Property shall be held in the name of the Company. No Member shall individually have any ownership interest or rights in the Property except indirectly by virtue of such Member’s ownership of an Interest. No Member shall have any right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company. The Members agree that the Property is not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all right such Member may have to maintain any action for partition of any of the Property.

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(p). Spousal Consent. Each Member who is married as of the date hereof, or who subsequently becomes married, shall use his or her best efforts to obtain his or her spouse’s signature on the Spousal Consent attached hereto as a Schedule.

IN WITNESS WHEREOF, the parties have hereunto set their hands and acknowledged this Agreement and do hereby certify that the foregoing Agreement constitutes the Operating Agreement of 7820 MADISON, LLC, an Illinois limited liability company, adopted by the Members of the Company and the Company effective as of February 26, 2015.

CLASS A MEMBERS

by

by

CLASS B MEMBER

by

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EXHIBIT A

CAPITAL CONTRIBUTIONS AND MEMBERS’ EQUITY ALLOCATION

CLASS A MEMBERS CONTRIBUTIONS

NAME		AMOUNT	PERCENTAGE INTEREST

		$_____ in form of ______ contributed from time to time with initial contribution of $___ by _____, 201__		%

TOTAL	$			%

CLASS B MEMBERS CONTRIBUTIONS

NAME		AMOUNT	PERCENTAGE INTEREST

		$_________ in form of______ contributed from time to time with initial contribution of $___ by ______, 201__		%

TOTAL	$			%

CLASS A MEMBERS

by

by

CLASS B MEMBERS

by

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EXHIBIT B

LEGAL DESCRIPTION OF THE PROPERTY

[Property survey data]

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EXHIBIT C

OPERATING BUDGET

[Financial data summary with schedules]

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